Exhibit 10.51
FIRST AMENDMENT
TO THE
CHANGE IN CONTROL AGREEMENT
     This First Amendment to the Change in Control Agreement (“Amendment”) is made and entered into as of March 3, 2009 by and between Specialty Underwriters’ Alliance, Inc., a Delaware corporation, and its subsidiaries and affiliates (the “Company”) and Daniel A. Cacchione (the “Employee”), and amends the Change in Control Agreement (“Agreement”) entered into by the parties on April 7, 2008. Any terms defined in the Agreement and used herein shall have the same meaning in this Amendment as in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement. Any capitalized terms not defined herein shall be defined as in the Agreement.
RECITALS
     WHEREAS, the Employee received a promotion from Vice President to Senior Vice President January 1, 2009; and
     WHEREAS, the Company has different terms for its change in control agreements with its Senior Vice Presidents than it does with its Vice Presidents; and
     WHEREAS, the Company desires to conform the Employee’s Agreement to its other change in control agreements entered into with other Senior Vice Presidents;
     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties wish to amend the Agreement as follows:
1.	Section (A)(i) shall be deleted in its entirety and replaced with the following:

“The Company shall pay to the Employee an amount equal to the sum of (a) two times the Employee’s annual base salary and (b) any unreimbursed business expenses or other amounts due to the Employee from the Company as of the Employee’s date of termination.”
2.	No Right to Employment. No provision of this Amendment shall give Employee any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of Employee, affect the right of the Company or its Affiliates to terminate the employment of Employee, with or without cause, or give Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.
3.	Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without giving effect to any principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

4.	Binding Effect. This Amendment will be binding upon and inure to the benefit of Employee, the Company, and their respective successors and permitted assigns. The Company will be entitled to assign its rights and duties under this Amendment provided that the Company will remain liable to Employee should such assignee fail to perform its obligations under this Amendment.

5.	No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:
Name:	Courtney C. Smith
Title:	President & Chief Executive Officer

EMPLOYEE

By:
Name:	Daniel Cacchione
Title:	Senior Vice President & Chief Underwriting Officer

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